Exhibit 99.7

SUPPLEMENTAL ORDER FORM

[BANK MUTUAL LOGO APPEARS HERE]

Stock Information Center

4949 West Brown Deer Road

Brown Deer, WI 53223

IMPORTANT-IMMEDIATE ACTION REQUIRED

FAILURE TO RETURN THIS SUPPLEMENTAL ORDER FORM, WITH FULL PAYMENT, SO THAT IT IS RECEIVED (NOT POSTMARKED) BY BANK MUTUAL CORPORATION BY 10:00 AM WISCONSIN TIME ON OCTOBER        , 2003, WILL RESULT IN YOUR INELIGIBILITY TO RECEIVE ANY SHARES OF COMMON STOCK IN THE OFFERING.

As described in the enclosed Prospectus Supplement, the terms of our stock offering have changed. The change required us to return all funds remitted for the purchase of shares and cancel all deposit account withdrawal authorizations. If you would like to submit a new order to purchase shares of Bank Mutual Corporation common stock you must complete, sign and return this Order Form, with full payment, by the deadline noted below.

DEADLINE AND DELIVERY

This Order Form must be received (not postmarked), with full payment, by no later than 10:00 a.m. Wisconsin Time, on October        , 2003. You may deliver the form: (1) by using the reply envelope provided, (2) by overnight delivery to the Stock Information Center address on the top of this form or (3) by hand delivery to the Stock Information Center. You may not deliver this form to Bank Mutual branches or other offices.

1. STOCK REGISTRATION

The stock will be registered as shown above. You may not change the form of registration. If separate original Stock Order Forms were submitted for stock to be registered in separate titles, then a separate Order Form must be submitted for each order.

2. ORDER & REFUND* INFORMATION

* If you paid for your original order by check, your refund and interest have been mailed under separate cover. If you authorized withdrawal from your Bank Mutual deposit account(s), your withdrawal authorization has been canceled and the funds remain in your account(s) with accrued interest, unless you later withdrew the funds.

3. STOCK ELECTION

Number of Shares	×	Price per Share $10.00	=	Total Amount Due

$

Minimum purchase: 25 shares; Maximum purchase: 100,000 shares. Please refer to the Prospectus dated July 31, 2003 for additional maximum purchase provisions.

4. METHOD OF PAYMENT

Enclosed is a check or money order payable to Bank Mutual Corporation in the amount of	$

I authorize withdrawal from the Bank Mutual passbook or certificate of deposit account(s) listed below:

Account Number	Amount

$

$

$

Total Withdrawl Amount:	$

Checks will be cashed upon receipt. Funds authorized for direct withdrawal must be available within the designated accounts at the time this form is submitted. Do NOT authorize direct withdrawal from Bank Mutual IRAs or accounts with checking privileges. We cannot place holds on checking accounts; if you request that we do so, we will interpret that as your authorization to immediately withdraw the amount of funds which you designate from your checking account(s) and treat those funds as if we had received a check in that amount.

5. ACKNOWLEDGMENT AND SIGNATURE

I (we) hereby authorize fulfillment of my (our) order. Further, I (we)certify that my (our) order does not conflict with the purchase limitations outlined in the Plan of Restructuring (as described in the Prospectus) and that any shares being subscribed for are for my (our) account only and that there is no present agreement or understanding regarding the subsequent sale or transfer of such shares. In order to be effective, this Order Form must be properly completed and accompanied by full payment.

I (we) will take ownership of all shares in the form of ownership designated by me (us) at the time of my (our) original order. All signatures should appear exactly as on the original Stock Order Form. This Order Form should be signed by all persons who signed the original Stock Order Form. If less than all signatories appear on this form, Bank Mutual Corporation reserves the right to treat the order as valid, but is not obligated to do so. The undersigned hereby affirms the representations made and the information provided on the Stock Order Form previously submitted, and hereby acknowledges receipt of the Prospectus dated July 31, 2003 and the Prospectus Supplement dated October        , 2003.

ORDER NOT VALID UNLESS SIGNED

Signature (title, if appropriate) Date	Signature (title, if appropriate) Date

QUESTIONS? Call our Stock Information Center toll-free at 1-866-793-8255,

Monday through Friday from 9:00 a.m. to 4:00 p.m. Wisconsin time.